                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                   SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

                         Nevada                                                   86-0857752
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(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification Number)

          Suite 208, 10240-124th Street,
          Edmonton, AB, Canada                                            T5N 3W6
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     (Address of Principal Executive Offices)                            (Zip Code)

                            Consultant Services Plan
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                            (Full title of the Plan)

                 Garrett Sutton, 548 California Avenue, Reno, NV 89509-1448
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                     (Name and address of agent for service)

                                 (775) 324-4100
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          (Telephone Number, Including Area Code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Securities     Amount to         Proposed Maximum            Proposed maximum          Amount of
 to be registered     be registered  Offering Price per Share(2)  aggregate offering price   Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock(1)           550,000              $0.52                       $286,000              $75.50
=============================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of common stock stated above, rights to acquire the shares of common stock covered by this Registration Statement. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Consultant Services Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of common stock.

(2) Calculated in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"), using the average of the bid and ask price for the Common Stock on October 23, 2000, as reported on the OTC Bulletin Board.



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                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)  the Company's Form 10-SB Registration Statement;
(b) the Company's Annual Report on Form 10-KSB, for the year ended October 31, 1999;
(c) the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2000;
(d) the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 2000; and
(e) the Company's Quarterly Report on Form 10-QSB for the quarter ended July 31, 2000

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

A description of securities is incorporated herein by reference from the Company's Registration Statement on Form 10-SB, File No. 000-25409.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation for the Company contain provisions for indemnification of its officers and directors. In addition, Section 78.751 of the Nevada Revised Statutes provides as follows:

         78.751. Indemnification of officers, directors, employees and agents; advance of expenses.

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite or



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         proceeding by judgment, order, settlement, conviction, or upon a plea of nolo-contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  by the stockholders;

               (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate



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         personnel other than the directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote or stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

               (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

4.1     Consultant Services Plan (1)
5.1     Opinion of Skinner, Sutton, Watson & Rounds, a Professional Corporation as to legality
        (including consent of such firm) (1)
15.1    Consent of Grant Thornton, LLP, Chartered Accountants, to the use of unaudited interim financial information (1)
23.1    Consent of Skinner, Sutton, Watson & Rounds, a Professional Corporation, Counsel to the
        Company, (included in Exhibit 5.1) (1)
24.1    Power of Attorney (included on the signature page)

    (1) Filed herewith.

ITEM 9.  UNDERTAKINGS

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (a) to include any prospectus required by section 10(a)(3) of the Securities Act;

    (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;



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    (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to which such information in the Registration Statement,

    provided, however, that paragraphs 1(a) and (b) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement referred to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Canada, on October 23, 2000.

SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.


By:  /s/ HAROLD JAHN
   --------------------------------------
        Harold Jahn, President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT, each person whose signature appears below, hereby severally constitutes and appoints Harold Jahn his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys'-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                                      Title                   Date
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
  /s/ HAROLD JAHN
-----------------------------------
    Harold Jahn                           President                  October 23, 2000

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  /s/ NEIL DRISCOLL
-----------------------------------
    Neil Driscoll                         Chief Financial Officer    October 23, 2000

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  /s/ AMIN VIZRAM
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    Amin Vizram                           Vice-President             October 23, 2000

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



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                                  EXHIBIT LIST

4.1     Consultant Services Plan (1)
5.1     Opinion of Skinner, Sutton, Watson & Rounds, a Professional Corporation as to legality
        (including consent of such firm) (1)
15.1    Consent of Grant Thornton, LLP, Chartered Accountants, to the use of unaudited interim financial information (1)
23.1    Consent of Skinner, Sutton, Watson & Rounds, a Professional Corporation, counsel for the
        Company, (included in Exhibit 5.1) (1)
24.1    Power of Attorney (included on the signature page)

    (1) Filed herewith.



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